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                                  Exhibit 10.05

                      FIRST AMENDMENT TO AGREEMENT OF LEASE

            AGREEMENT made as of the 22nd day of November, 2000, by and between COMMERCE PARK REALTY, LLC, a Connecticut limited liability company having an address at 7 Finance Drive, Danbury, Connecticut 06810 ("LESSOR") and ADVANCED TECHNOLOGY MATERIALS, INC., a Delaware corporation having an address at 7 Commerce Drive, Danbury, Connecticut 06810 ("LESSEE").

                                    RECITALS

            A. Lessee has leased certain land and improvements known as 7 Commerce Drive, Danbury, Connecticut (the "Leased Premises"), pursuant to a lease dated December 23, 1994 between Melvyn J. Powers and Mary P. Powers, d/b/a/ M&M Realty, as original lessor, and Lessee, as lessee (the "Lease").

            B. Lessor is the successor in interest to Melvyn J. Powers and Mary
P. Powers, d/b/a M&M Realty, as lessor under the Lease.

            C. Lessee has requested that Lessor agree to certain modifications of the Lease term and the rent payments due thereunder.

            D. As a condition to granting its consent to Lessee's requests, Lessor requires that the Lease be modified in accordance with the terms of this Agreement.

            E. In consideration of the foregoing, and for One Dollar ($1.00) and other valuable consideration received by each to their satisfaction, Lessor and Lessee hereby agree as follows:

                                    AGREEMENT

            1. Lessor and Lessee hereby agree that the initial term of the Lease shall end on June 30, 2006. All references in the Lease and herein to the term "Initial Term" shall be deemed to mean the period commencing on the Commencement Date (as defined in the Lease) and ending on June 30, 2006.

            2. Lessee agrees that the current annual Fixed Rent of Four Hundred Eighty-Five Thousand Seven Hundred Two and 67/100 Dollars ($485,702.76), which is payable in advance in equal monthly installments of Forty Thousand Hundred Seventy-Five Dollars and 23/100 ($40, 475.23), shall be payable for the remainder of the Initial Term, as the Initial Term has been extended hereby.

            3. Lessor agrees that the Lessee shall have the option to lease the Leased Premises for a second renewal term of five (5) years, following the expiration of the

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Renewal Term (as defined in the Lease). As used in the Lease, the term "RENEWAL
TERM" shall be deemed to mean both an initial renewal term of five (5) years following the end of the Initial Term (the "FIRST RENEWAL TERM") and a second term of five (5) years following the expiration of the First Renewal Term (the "SECOND RENEWAL TERM"). The Lessee shall be required to exercise its option for the Second Renewal Term in the same manner, and the subject to the same conditions, as are set forth in Paragraph 23 of the Lease relating to the exercise of the First Renewal Term (as no so designated), provided that notice of Lessee's exercise of the Second Renewal Term must be delivered to Lessor at least twelve (12) months prior to the expiration of the First Renewal Term. Lessor and Lessee agree that the Fixed Rent (as defined in the Lease) for the Second Renewal Term shall be the annual sum of Five Hundred Thousand two Hundred Seventy-Three and 76/100 Dollars ($500, 273.76), payable in advance on the first Business Day (as defined in the Lease) of each month, in equal monthly installments of Forty-One Thousand Six Hundred Eighty-Nine and 48/100 Dollars ($41,689.48).

            4. Due to the extension of the Initial Term to June 30, 2006, as described in Paragraph 1 above, the First Renewal Term shall commence on July 1, 2006 and terminate on June 30, 2011. The second Renewal Term shall commence on July 1, 2011 and terminate on June 30, 2016. All references in the Lease for the "Renewal Term" shall be deemed to mean, and shall be interpreted so as to include, both the First Renewal Term and the Second Renewal Term.

            5. Except as specifically modified hereby, all of the terms and conditions of the Lease remain in full force and effect.

            6. This Agreement shall be binding upon, and inure to the benefit of, Lessor and Lessee and their respective successors, heirs, and assigns.

            7. This Agreement shall be construed in accordance with the laws of the State of Connecticut.

            8. This Agreement may not be changed or modified, in whole or in part, except by written instrument executed by the party against whom enforcement of such change or modification is sought.

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            IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the day and date first above written.

                             LESSOR:

                             COMMERCE PARK REALY, LLC

                             By: Commerce Park Management Company
                                 Its Manager

                             By: MELVYN J. POWERS
                                 ----------------
                                 Its President

                             LESSEE:

                             ADVANCED TECHNOLOGY MATERIALS, INC.

                             By: DANIEL P. SHARKEY
                                 -----------------
                                 Its Vice President and Chief Financial Officer